AGREEMENT

     This Agreement (the “Agreement”), dated as of June 24, 2013, by and between AMERICAN PETRO-HUNTER, a Nevada corporation, (the “Company”), and HANOVER HOLDINGS I, LLC, a New York limited liability company (the “Investor”).

WHEREAS:

     A. The Company and the Investor are parties to a Purchase Agreement dated as of March 22, 2013 (the “Purchase Agreement”), pursuant to which, among other things, the Company has the right to sell to the Investor, at its sole discretion, up to $5,000,000 of the Company’s common stock, par value $0.001 per share (“Common Stock”), upon the terms and subject to the conditions of the Purchase Agreement;

     B. Pursuant to the Purchase Agreement, on March 6, 2013, the Company issued to the Investor 1,764,706 shares of Common Stock (the “Commitment Shares”) in consideration for the Investor’s execution and delivery of the Purchase Agreement on such date, all of which Commitment Shares were fully earned by the Investor immediately upon execution of the Purchase Agreement on March 22, 2013, irrespective of whether any shares of Common Stock were ever sold by the Company to the Investor under the Purchase Agreement or whether the Purchase Agreement were ever terminated;

     C. The Company and the Investor are parties to a Registration Rights Agreement dated as of March 22, 2013 (the “Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the shares of Common Stock issued and issuable pursuant to the Purchase Agreement, including, without limitation, the Commitment Shares; and

     D. The Company and the Investor desire to terminate the Purchase Agreement and the Registration Rights Agreement and all of their respective obligations thereunder by mutual agreement in accordance with the terms and subject to the conditions herein set forth.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.

Subject to paragraph 2 below, the Company and Investor hereby mutually terminate the Purchase Agreement and the Registration Rights Agreement, and all of the Company’s and the Investor’s respective future covenants, agreements, obligations and commitments thereunder, effective as of June 24, 2013.

2.

The Company and the Investor acknowledge that, notwithstanding the termination of the Purchase Agreement and the Registration Rights Agreement and the respective obligations of the parties thereunder, (i) all of the Commitment Shares were fully earned by the Investor immediately upon execution of the Purchase Agreement on March 22, 2013 under the terms thereof, irrespective of whether any shares of Common Stock were ever sold by the Company to the Investor under the Purchase Agreement or whether the Purchase Agreement were ever terminated, (ii) the Investor is entitled to retain the Commitment Shares issued to the Investor on March 6, 2013, (iii) the Investor is under no obligation to return the Commitment Shares to the Company under the terms of the Purchase Agreement and the Registration Rights Agreement or otherwise, and (iv) this Agreement has no effect on the Investor’s right to retain the Commitment Shares.

3.

This Agreement, the rights of the parties under and in connection herewith, and all actions arising in whole or part under or in connection herewith will be governed by and construed in accordance with the laws of the State of New York. The parties hereby irrevocably and unconditionally submit to the jurisdiction of any federal or state court located within the borough of Manhattan of the City, County and State of New York over any dispute for purposes of any action, suit or proceeding arising out of or relating to this Agreement. Each party irrevocably waives any objection it may have to the venue of any action, suit or proceeding brought in such court or to the convenience of the forum. No modification or waiver of any provision hereof shall be enforceable unless approved by the Investor in writing. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

4.

Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile (with facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

American Petro-Hunter Inc. 250 N. Rock Road, Suite 365 Wichita, Kansas 67206 Telephone Number: (316) 201-1853 Attention: Robert B. McIntosh

If to the Investor:

Hanover Holdings I, LLC, a New York
limited liability company
c/o Magna Group
5 Hanover Square
New York, NY 10004
Telephone Number: (347) 491-4240
Fax: (646) 737-9948
Attention: Marc Manuel

With a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
The MetLife Building
200 Park Avenue
New York, NY 10166
Telephone Number: (212) 801-9200
Fax: (212) 801-6400
Attention: Anthony J. Marsico

Either party hereto may from time to time change its address for notices by giving at least 10 days advance written notice of such changed address to the other party hereto.

[Signature Page Follows]

     IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be duly executed as of the date first written above.

THE COMPANY:

AMERICAN PETRO-HUNTER INC.

By: /s/ Robert B. McIntosh
Name: Robert B. McIntosh
Title: Chief Executive Officer and President

INVESTOR:

HANOVER HOLDINGS I, LLC, a New York
limited liability company:

By: /s/ Joshua Sason
Name: Joshua Sason
Title: Chief Executive Officer